Exhibit (p)(1)

                          JULIUS BAER - CODE OF ETHICS

CHAPTER 1: COVERED PERSONS
                  Abbreviations and Definitions........................................................................... 2
                  Covered Persons......................................................................................... 3

CHAPTER 2: SUMMARY
                  "The Funds"............................................................................................. 4
                  Who is Covered? ........................................................................................ 4
                  Which Accounts Are Restricted? ......................................................................... 4
                  What Types of Securities are Covered? .................................................................. 5
                  Which Activities are Restricted? ....................................................................... 5
                  The Following will be Exempt from the Code.............................................................. 6
                  The Following will be Exempt from the Code's Pre-Clearance Provisions................................... 6
                  What are the Procedures for Preclearance and Post Trading Compliance.................................... 6
                  Sanctions............................................................................................... 7

CHAPTER 3: CODE OF ETHICS

                  Applicability........................................................................................... 8
                  Statement of General Principles......................................................................... 8
                  General Prohibition - No Purchases or Sales if Being Considered for Purchase or Sale
                  by a Covered Investment Company........................................................................ 10
                  No Participation in IPOs............................................................................... 10
                  Personal Accounts...................................................................................... 10
                  Limited Participation In Private Placements............................................................ 10
                  Blackout Periods....................................................................................... 11
                  Ban on Short-Term Trading Profits.............................................................. ....... 11
                  11 Disclosure Of Interest In Transaction............................................................... 11
                  Gifts.................................................................................................. 12
                  Service As A  Director................................................................................. 12
                  Definitions............................................................................................ 12
                  Exempt Transactions.................................................................................... 13
                  Pre-clearance.......................................................................................... 14
                  Special Requirements for Holdings in Mutual Funds,
                  Closed-end Funds and
                        Private Funds.................................................................................... 15
                  Attachment A........................................................................................... 17
                  Attachment B........................................................................................... 18
                  Annual Certification................................................................................... 19
                  Reporting.............................................................................................. 19
                  Attachment C- Initial Holdings Report.................................................................. 21
                  21 Attachment C- Report Of Quarterly Securities Transactions........................................... 22
                  Attachment C- Annual Holdings Report................................................................... 23
                  Sanctions.............................................................................................. 24
                  Review By The Board Of Directors/Trustees.............................................................. 24
                  Confidentiality........................................................................................ 24
                  Other Laws, Rules And Statements Of Policy............................................................. 24
                  Further Information.................................................................................... 24
                  Designated Supervisory Persons......................................................................... 25

CHAPTER 4: EMPLOYEE ATTESTATION
                  Attachment D..........................................................................................  26

CHAPTER 5: GIFT FORM
                  Attachment E..........................................................................................  27

                          JULIUS BAER - CODE OF ETHICS

CHAPTER 1

                                 COVERED PERSONS
                                 ---------------


                                    ABBREVIATIONS AND DEFINITIONS
                                    -----------------------------

BJB                                 BANK JULIUS BAER
JBS                                 JULIUS BAER SECURITIES
DSP                                 DESIGNATED SUPERVISORY PERSON
IPO                                 INITIAL PUBLIC OFFERING
ZRH                                 ZURICH
COVERED PERSONS                     PORTFOLIO MANAGERS, INVESTMENT PERSONNEL, ACCESS PERSONS
                                    CODE OF ETHICS
INVESTMENT PERSONNEL                PORTFOLIO MANAGERS, INVESTMENT PERSONNEL FUND(S)
                                    EUROPEAN WARRANT FUND AND JULIUS BAER INVESTMENT FUNDS, ADVANTUS
                                    INTERNATIONAL SERIES FUND, CONSULTING GROUP CAPITAL MARKETS FUND AND
                                    M.S.D.&T. INTERNATIONAL EQUITY FUND, HERITAGE INTERNATIONAL EQUITY FUND,
EWF                                 EUROPEAN WARRANT FUND
CP                                  COVERED PERSONS
JBIM                                JULIUS BAER INVESTMENT MANAGEMENT LLC
LON                                 LONDON

                          JULIUS BAER - CODE OF ETHICS

I.       COVERED PERSONS
         ---------------

The Chief Compliance Officer has responsibility for providing the names of personnel that apply to each Covered Investment Company. The listings of covered persons, sorted by funds managed, is available at the JB Investment Management Database on Lotus Notes.

                                    CHAPTER 2
                                    ---------
                                   "THE FUNDS"

The Chief Compliance Officer has responsibility for updating the list of Investment Companies for which JBIM or JBS acts either as advisor or sub-advisor (Covered Investment Company). The list of Covered Investment Companies is available at the JB Investment Management Database on Lotus Notes. For purposes of this Code, Covered Investment Companies shall be referred to collectively as the "Funds".


                                "WHO IS COVERED?"

o ACCESS PERSONS, consisting of (i) any officer, director or Advisory Person (as defined below) of any Funds or the Funds' investment adviser, Julius Baer Investment Management LLC ("JBIM") or Julius Baer Securities Inc. ("JBS"), as applicable; (ii) any officer or employee of Bank Julius Baer & Co. Ltd., ("BJB").; and (iii) any director, officer or general partner of a principal underwriter who, in the ordinary course of business makes, participates in, or obtains information regarding the purchase or sale of securities by the Fund, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Fund regarding the purchase or sale of securities.

o Disinterested Directors or Trustees of a Fund and officers of a Fund who are not employed by JBIM (or an affiliate of JBIM) are generally not covered persons.


                        "WHICH ACCOUNTS ARE RESTRICTED?"

o        Personal accounts of Access Persons.

o Any account in which an Access Person has any "direct or indirect beneficial interest".

o        Accounts in which an Access Person is a beneficiary.

o Accounts held by immediate family members of an Access Person sharing the same household.

o Accounts from which an Access Person derives an indirect pecuniary interest (e.g., interest in certain trusts)

o        Accounts in which the Portfolio Manager has discretionary access.

o Any accounts managed by a Covered Person (e.g., as trustee) or to whom a Covered Person gives investment or voting advice.

                          JULIUS BAER - CODE OF ETHICS

                    "WHAT TYPES OF "SECURITIES ARE COVERED?"

o All securities, and such term is broadly defined to include options, futures and other derivative instruments.

o Includes "related" securities such as warrants, rights and convertible securities, whose prices would tend to be affected by changes in the prices of the other securities.

o Does NOT include U.S. government securities, commercial paper, bank CDs, bankers' acceptances and other high quality short term debt instruments, and securities issued by member governments of the Organization for Economic Co-Operation and Development (the "OECD").

o Shares or interest in any open-end management investment company ("Mutual Fund"), closed-end management investment company ("Closed-end Funds") and all other privately offered pooled investment vehicles ("Private Funds") whether registered or unregistered under the securities laws of the United States, have separate requirements for compliance with this Code of Ethics. Please see "Special Requirements for Holdings in Mutual Funds, Closed-end Funds and Private Funds".


                       "WHICH ACTIVITIES ARE RESTRICTED?"

WITHOUT PRIOR APPROVAL, the following restrictions apply:

o         Portfolio Managers:

         For accounts which the Portfolio Manager has discretion, transactions are to be executed at the same time as the Fund's transactions.

         For personal accounts a 14-day blackout period will apply. The Portfolio Manager may not buy or sell a security 7 calendar days before or after his/her managed fund does.

o         Investment   Personnel   (as   defined  in   Chapter   3,   Section  J
          "Definitions"):

         1.       NO IPO INVESTMENTS.

         2.       NO INVESTMENTS IN PRIVATE PLACEMENTS.

         3. NO SHORT-TERM TRADING. Profits on securities held by Investment Personnel for less than 60 calendar days that are also held by a Fund (or, subject to the 14-day blackout period described above, such lesser period as held by a Fund) must be disgorged.

         4.       NO DIRECTORSHIPS of any publicly-traded company

o         Access Persons:

         1. NO FRONT-RUNNING. No purchases or sales if the security is being considered for purchase or sale by one of the Funds.

         2. FAILURE TO DISCLOSE INTEREST. No transaction can be recommended by an Access Person unless that Access PERSON discloses their interest in the security or the issuer.

         3. NO GIFTS OR OTHER PREFERENTIAL TREATMENT (except those of DE MINIMUS value - currently $150).

                          JULIUS BAER - CODE OF ETHICS

                  "THE FOLLOWING WILL BE EXEMPT FROM THE CODE:"

1. Purchases or sales effected in any account over which the Covered Person has no direct or indirect influence or control;

2.       Purchases or sales that are non-volitional on the part of the Covered
         Person;

3.       Purchases that are part of an automatic dividend reinvestment plan:

4. Purchases or sales of U.S. Government securities, commercial paper, bank CDs, banker's acceptances and other high quality short-term debt investment, securities issued by member governments of the OECD and shares of open-end registered investment companies (other than the Funds);

5. Purchases effected upon the exercise of rights granted by an issuer PRO RATA to all holders of a class of its securities, to the extent such rights were acquired from the issuer, and sales of such rights so acquired.



                 "THE FOLLOWING WILL BE EXEMPT FROM THE CODE'S "
                            PRE-CLEARANCE PROVISIONS:

1. Any transaction, or series of related transactions during the course of a calendar quarter, involving an aggregate of not more than ten options or ten futures contracts, as the case may be, provided that the aggregate amount of initial margin (in the case of futures contracts) and option premiums (in the case of options on futures, securities or securities indexes) payable with respect to any one underlying security or security index, as the case may be, does not exceed $10,000;

2. A purchase or sale transaction in a security which, when combined with all transactions in that security or related securities during the course of a calendar quarter, does not exceed $10,000;

3. Purchase or sales during the course of a calendar quarter of 1,000 shares or less of an issuer with in excess of $1 billion market capitalization and average daily reported volume of trading exceeding 100,000 shares;



               "WHAT ARE THE PROCEDURES FOR PRECLEARANCE AND POST
                              TRADING COMPLIANCE?"

The following procedures apply to ALL Covered Persons:

1.       Preclearance of trades.

         o        Approval will be valid for 48 hours.

         o Pre-clearance is generally not required for non-interested directors/trustees of the Funds or officers of the Funds who are not employed by the investment adviser (JBIM) or an affiliate thereof.

         Preclearance is to be done by a member of the Legal & Compliance Department.

                          JULIUS BAER - CODE OF ETHICS

2.       Post Trading Compliance
         -----------------------

         o All Covered Persons must certify annually that they have read and understand the Code of Ethics.

         o Initial Holdings Reports must be submitted by Covered Persons within 10 days of becoming a Covered Person detailing all securities in which the Covered Person has a beneficial interest.

         o Quarterly Reports must be submitted by Covered Persons within 10 days after the end of a calendar quarter detailing all securities transactions which are not otherwise reported in which a Covered Person has a beneficial interest.

         o Annual Holdings Reports must be submitted by Covered Persons within 30 days after the end of each calendar year detailing all securities in which the Covered Person has a beneficial interest.

         o Duplicate copies of confirmations of all personal securities transactions and copies of periodic statements for all securities accounts must be sent to the Chief Compliance Officer.

         o Post-Trading compliance is generally not required for non-interested Directors/Trustees of the Funds.


                                   "SANCTIONS"

        May include censure, suspension, compensation adjustments and termination of employment.

                          JULIUS BAER - CODE OF ETHICS

CHAPTER 3

                                 CODE OF ETHICS
                                 --------------

                                 "APPLICABILITY"
                                 ---------------

         This Code of Ethics ("Code") establishes rules of conduct for "Covered Persons" (as defined herein) of Bank Julius Baer & Co. Ltd., ("BJB"), Julius Baer Securities Inc. ("JBS"), Julius Baer Investment Management LLC ("JBIM") and each registered investment company that adopts this Code (a "Covered Investment Company") (BJB, JBS, JBIM and the Covered Investment Companies being herein referred to collectively as the "Covered Companies"). For purposes of this Code "Covered Person" shall mean:

         (A) Any Advisory Person of any Funds or the Fund's investment adviser; and

         (B) Any director, officer or general partner of a principal underwriter who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of securities by the Fund or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Fund regarding the purchase or sale of securities.

                   For purposes of this Code, Covered Persons shall not include any person who is a disinterested director of a Fund, or for purposes of this Code, an officer of the Fund (other than an officer of the Fund employed by JBIM) unless such person knew or should have known in the course of his duties as an officer or director of the Fund that the Fund has made or makes a purchase or sale of the same security or a related security within 15 days before or after the purchase or sale of such security or a related security by such officer or director.

                   Except where the context otherwise requires, the provisions of this Code shall also apply to activities of "Access Persons" (as defined in Rule 17j-1 under the Act) of BJB, JBS and JBIM as they relate to any registered investment company for which JBIM or JBS serves as investment adviser or JBS serves as selling agent.


                        "STATEMENT OF GENERAL PRINCIPLES"
                        ---------------------------------

         In performing their daily responsibilities, Covered Persons may have access to information about impending fund transactions. Like all insiders, these individuals may not use material nonpublic information to benefit themselves or others.

         Conflicts of interest can arise whenever Covered Persons buy and sell securities for their personal accounts. This Code of Ethics is intended to ensure that all personal securities transactions be conducted in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility.


         All Covered Persons, particularly those who manage or make recommendations to the Funds, should scrupulously avoid any conduct that appears to take advantage of this relationship. Accordingly, in addition to complying with the specific prohibitions set forth below, all Covered Persons shall conduct their personal investment activities in a manner consistent with the following general fiduciary principles:
         (1) the duty at all times to place the interests of a Fund first; (2) the requirement that all personal securities transactions be conducted in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility; and (3) the fundamental standard that Covered Persons should not take inappropriate advantage of their positions.

                          JULIUS BAER - CODE OF ETHICS

         No Covered Person shall, in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by the Funds:

         o         employ any device, scheme or artifice to defraud the Funds:

         o make to the Funds any untrue statement of a material fact or omit a material fact necessary in order to make the statement made, in light of the circumstances under which it was made, not misleading;

         o engage in any act, practice or course of business which would operate as a fraud or deceit upon the Funds;

         o        engage in any manipulative practice with respect to the Funds;

         o trade while in possession of material non-public information for BJB, JBS or JBIM investment accounts, or disclose such information to others in or outside BJB, JBS or JBIM who have no need for this information.

         It is a violation of federal securities laws to buy or sell securities while in possession of material non-public information and illegal to communicate such information to a third party who buys or sells such securities.

                          JULIUS BAER - CODE OF ETHICS

                                 "PROHIBITIONS"
                                 --------------

A. GENERAL PROHIBITION - NO PURCHASES OR SALES IF BEING CONSIDERED FOR PURCHASE OR SALE BY A COVERED INVESTMENT COMPANY.

         No Covered Person shall purchase or sell, directly or indirectly, any security (or related security) in which he has, or by reason of such transaction acquires, any direct or indirect beneficial ownership (as defined in Attachment A hereto) and that he knows or should have known at the time of such purchase or sale which:

                  (1)      is being considered for purchase or sale by a Fund;
                           or

                  (2)      is being purchased or sold by a Fund.

B.       NO PARTICIPATION IN IPOS
         ------------------------

         No Investment Personnel shall acquire any direct or indirect beneficial ownership of securities in an initial public offering of securities without the prior written approval of a supervisory person designated by BJB, JBS, JBIM or the relevant Fund, whichever is most appropriate under the circumstances (the "Designated Supervisory Person"). This prior approval will take into account, among other factors, whether the investment opportunity should be reserved for a Fund, and whether the opportunity is being offered to an individual by virtue of his position with a Fund or its adviser or distributor.

         Investment Personnel who have been authorized to acquire securities in an initial public offering must DISCLOSE that investment when they play a part in any Fund's subsequent consideration of an investment in the issuer. In such circumstances, the Fund's decision to purchase securities of the issuer will be subject to an INDEPENDENT REVIEW by personnel of BJB, JBS or JBIM, as the case may be, who have no beneficial ownership interest in the issuer.

C.       PERSONAL ACCOUNTS
         -----------------

         All persons employed by JBIM in New York are required to provide duplicate confirmations to the NY Compliance Department. In order to control personal accounts in a timely and cost efficient manner, the firm has established electronic confirmation links with the following brokers. Employees benefit by receiving discounted account fees. For this reason, and the need to demonstrate control over the personal account trading process, employee accounts may ONLY be maintained at the following brokerage firms:

         1.       CHARLES SCHWAB & CO.
         2.       TD WATERHOUSE
         3.       MERRILL LYNCH

         The only exception is where the employee has completely surrendered discretion in the account.


D.       LIMITED PARTICIPATION IN PRIVATE PLACEMENTS
         -------------------------------------------

         No Investment Personnel shall acquire any direct or indirect beneficial ownership of securities in a private placement without the prior written approval of the relevant Designated Supervisory Person. This prior approval will take into account, among other factors, whether the investment opportunity should be reserved for a Fund, and whether the opportunity is being offered to an individual by virtue of his position with a Fund or its adviser or distributor. Investment Personnel who have been authorized to acquire securities in a private placement must DISCLOSE that investment when they play a part in any Fund's subsequent consideration of an investment in the issuer. In such circumstances, the Fund's decision to purchase securities of the issuer will be subject to an INDEPENDENT REVIEW by personnel of BJB, JBS or JBIM, as the case may be, who have no beneficial ownership interest in the issuer.

                          JULIUS BAER - CODE OF ETHICS

E.       BLACKOUT PERIODS
         ----------------

         No Covered Person shall execute a securities transaction on a day during which any Fund has a pending "buy" or "sell" order in that same security (or a related security) until that order is fully executed or withdrawn nor may any Portfolio Manager for a Fund buy or sell a security (or a related security) within seven calendar days before or after that Fund trades in that security (or related security). Trades within the prescribed periods shall be unwound, if possible; if impractical, all profits from the trading shall be disgorged to the relevant Fund or a charitable organization as directed by the relevant Designated Supervisory Person.


F.       BAN ON SHORT-TERM TRADING PROFITS
         ---------------------------------

         (1) BJB, JBS, JBIM and the Covered Investment Companies encourage Investment Personnel to refrain from short-term trading (i.e., purchases and sales within a 60-day period) for accounts in which they have a beneficial interest. Each of the Covered Companies reserves the right to impose a ban on the short-term trading activities of Investment Personnel if they determine that such activities are being conducted in a manner that may be perceived to be detrimental to a Covered Investment Company.

         (2) No security (or related security) may within a 60-day period be bought and sold or sold and bought at a profit by any Investment Personnel if the security or related security was held at any time during that period by any Fund; PROVIDED, HOWEVER, that, subject to the prohibitions set forth in F(1) above, such prohibition shall cease to apply immediately following the sale of such security (and all related securities) by all Funds. Trades made in violation of this prohibition shall be unwound; if impractical, any profits realized on such short-term trades shall be disgorged to the appropriate Fund or a charitable organization as directed by the relevant Designated Supervisory Person.


G.       DISCLOSURE OF INTEREST IN TRANSACTION
         -------------------------------------

         No Covered Person shall recommend any securities transaction by any Fund without having disclosed his interest, if any, in such securities or the issuer thereof, including without limitation:

         (1) his direct or indirect beneficial ownership of any securities of such issuer;

         (2) any contemplated transaction by such person in such securities;

         (3)      any position with such issuer or its affiliates;

         (4) any present or proposed business relationship between such issuer or its affiliates and such person or any party in which such person has a significant interest; and

         (5) any factors about the transaction that are potentially relevant to a conflicts of interest analysis.

         Required disclosure shall be made to the relevant Designated Supervisory Person, and a Fund's decision to engage in the securities transaction will be subject to an independent review by personnel of BJB, JBS or JBIM as the case may be, who have no beneficial ownership interest in the securities or the issuer thereof.

                          JULIUS BAER - CODE OF ETHICS

H.       GIFTS
         -----

         Covered Persons shall not seek or accept any gift, favor, preferential treatment or valuable consideration or other thing of more than a DE MINIMIS value (currently $150) from any person or entity that does business with or on behalf of a Fund.

         Receipts of expense payments, gifts or favors are to be reported by all Covered Persons, in the form appended hereto as Attachment E to a member of the Legal and Compliance Department.


I.       SERVICE AS A DIRECTOR
         ---------------------

         Investment Personnel shall not serve on the board of directors of publicly-traded companies, absent prior written authorization by the relevant Designated Supervisory Person based upon a determination that the board service would be consistent with the interests of the Funds. Where board service is authorized, Investment Personnel serving as directors shall be isolated from those making investment decisions with respect to the securities of that issuer through "Chinese Wall" or other procedures specified by the relevant Designated Supervisory Person, absent a determination by the Designated Supervisory Person to the contrary for good cause shown.


J.       DEFINITIONS
         -----------

         For purposes of this Code, the term security shall include any "security" as defined in Section 2(a)(36) of the Act, but shall not include securities issued by the Government of the United States, short-term debt securities that are "government securities" within the meaning of Section 2(a)(16) of the Act, bankers' acceptances, bank certificates of deposit, and commercial paper. For purposes of this Code, "security" shall also include futures contracts and options thereon and other derivatives. A "related security" to a security shall be broadly interpreted to include any instrument the price of which would tend to be affected by a change in the price of the subject security, such as a warrant or option on a subject security or a security convertible into or exchangeable for the subject security.

         For purposes of this Code, Investment Personnel means any employee of the Fund or JBIM (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund; or (ii) any natural person who controls the Fund or investment adviser and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

         For purposes of this Code, Advisory Person is any employee of the Fund or investment adviser (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Securities by a Fund, or whose functions relate to the making of any recommendations with respect to the purchases or sales; or any natural person in a control relationship to the Fund or JBIM who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of securities by the Fund.

         For purposes of the "Prohibition" section in Chapter 3 and the preclearance and reporting requirements set forth herein, the term security shall not include securities issued by governments of countries that are members of the Organization for Economic Co-operation and Development.

                          JULIUS BAER - CODE OF ETHICS

                              "EXEMPT TRANSACTIONS"
                              ---------------------

A. The prohibitions described in paragraphs A, B, E and F in the "Prohibition" section in Chapter 3 shall not apply to:

         (1) Purchases or sales effected in any account over which the Covered Person has no direct or indirect influence or control;

         (2) Purchases or sales that are non-volitional on the part of the Covered Person;

         (3) Purchases that are part of an automatic dividend reinvestment plan;

         (4) Any transaction, or series of related transactions during the course of a calendar quarter, involving an aggregate of not more than ten options or ten futures contracts, as the case may be, provided that the aggregate amount of initial margin (in the case of futures contracts) and option premiums (in the case of options on futures, securities or securities indexes) payable with respect to any one underlying security or security index, as the case may be, does not exceed $10,000;

         (5) A purchase or sale transaction in a security which, when combined with all transactions in that security or related securities during the course of a calendar quarter, does not exceed $10,000;

         (6) Purchases or sales of U.S. government securities, commercial paper, bank CDs, banker's acceptances, securities issued by member governments of the OECD and shares of open-end registered investment companies (other than the Funds);

         (7) Purchase or sales during the course of a calendar quarter of 1,000 shares or less of an issuer with in excess of $1 billion market capitalization and average daily reported volume of trading exceeding 100,000 shares;

         (8) Purchases effected upon the exercise of rights granted by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from the issuer, and sales of such rights so acquired.

         (9) Purchases or sales for which the Covered Person has received prior written approval from the relevant Designated Supervisory Person. Prior approval shall be granted only if a purchase or sale of securities is consistent with the purposes of this Code and Section 17(j) of the Act and the rules thereunder. To illustrate, a purchase or sale shall be considered consistent with those purposes if such purchase or sale is only remotely potentially harmful to the Funds because such purchase or sale would be unlikely to affect a highly institutional market, or because such purchase or sale is clearly not related economically to the securities held, purchased or sold by the Funds.

B. The preclearance requirement described herein shall not be required with respect to (1) through (8) of Section A above.

                          JULIUS BAER - CODE OF ETHICS

            "PRECLEARANCE, REPORTING AND OTHER COMPLIANCE PROCEDURES"
            ---------------------------------------------------------

PRECLEARANCE
------------

         (1) No Covered Person may purchase or sell securities for an account in which he or she has a beneficial interest, unless prior written approval has been obtained from the relevant Designated Supervisory Person. If such approval is obtained, the broker or futures commission merchant through which the transaction was effected shall be directed by that Covered Person to supply the New York Legal and Compliance Department, on a timely basis, duplicate copies of confirmations of all securities transactions and copies of periodic statements for all securities accounts.

         (2) All Investment Personnel shall also disclose to the relevant Designated Supervisory Person all personal securities holdings upon the commencement of his or her employment by BJB, JBS, JBIM or the Funds or any company in a control relationship to BJB, JBS, JBIM or the Funds, and thereafter on an annual basis.

         (3) Before any Covered Person purchases or sells any security for any account in which he or she has a beneficial interest, prior written authorization shall be obtained from the relevant Designated Supervisory Person. Prior written authorization shall involve disclosure necessary for a conflict of interest analysis. If prior written authorization is given for a purchase or sale and the transaction is not consummated within 48 hours thereafter, a new prior written authorization request must be obtained. The New York Legal and Compliance Department shall review not less frequently than weekly reports from the trading desk (or, if applicable, confirmations from brokers or futures commission merchants) to assure that all transactions effected by Covered Persons for accounts in which they have a beneficial interest were effected only after receiving prior written authorization hereunder.

         (4) The prior authorization form appended to this Code as Attachment B shall be used for all securities transactions for which Designated Supervisory Person approval is necessary.

                          JULIUS BAER - CODE OF ETHICS

               "SPECIAL REQUIREMENTS FOR HOLDINGS IN MUTUAL FUNDS,
                      CLOSED-END FUNDS AND PRIVATE FUNDS"
               ---------------------------------------------------

         THE FOLLOWING SECTION IS APPLICABLE ONLY TO ADVISORY PERSONS (AS DEFINED ABOVE). TRANSACTIONS IN MUTUAL FUNDS, CLOSED-END FUNDS AND PRIVATE FUNDS FOR ALL OTHER COVERED PERSONS ARE NOT SUBJECT TO THE REQUIREMENTS AS SET FORTH HEREIN. TRANSACTIONS IN MONEY MARKET FUNDS ARE EXCLUDED FOR ALL ADVISORY PERSONS AND NOT SUBJECT TO THE REQUIREMENTS AS SET FORTH BELOW.

         (1) DEFINITIONS. The following terms as used in this section shall have the meanings set forth below:

                  (i) "JB Funds" means any Mutual Fund, Closed-end Fund or Private Fund advised, sub-advised or sponsored by JBIM or its affiliates.

                  (ii) "Third-Party Funds" means any other Mutual Fund, Closed-end Fund or Private Fund other than a JB Fund.

         (2)      GENERAL.

                  (i) No Advisory Person may have a beneficial interest in a Mutual Fund, Closed-end Fund or Private Fund that is purchased and sold, or sold and purchased, in any 30-day period.

                           (a) This prohibition applies to purchases and sales, or sales and purchases, regardless of whether such transactions occur in a single account (E.G., a brokerage account, a 401(k) account, a deferred compensation account, and similar accounts) or across multiple accounts in which the Advisory Person has a beneficial interest.

                           (b) This prohibition does not apply with respect to periodic investment or redemption plans in a deferred compensation, 401(k) or retirement plan (E.G. purchases of Mutual Fund shares through automatic payroll deduction in a periodic pay period into a 401(k) plan).

                  (ii) Where Advisory Persons have established a periodic purchase or redemption plan in a JB Fund (through a 401(k), defined compensation or other similar account) they are limited to changing the amount of their automatic periodic contributions or redemptions to a maximum of four (4) times in any calendar year.

                  (iii) No Advisory Person may purchase or sell any interest in a Mutual Fund, Closed-end Fund or Private Fund through an account in which they have a beneficial interest that is made through an omnibus, nominee or other account in which the identity of the account is not transparent. Advisory Persons are required to comply with the section "Personal Accounts" set forth above with respect to the transactions described in this section.

         (3)      JB FUNDS.

                  (i) PRE-APPROVAL: For all purchase and redemption transactions in JB Funds (other than those in automatic purchase and redemption programs), Advisory Persons must receive written approval for such transaction from the Compliance Department five (5) days prior to submitting an order to the JB Fund. This pre-approval is required for all transactions in JB Funds (even where shares or interests have been held more than 30-days). Requests for approval of a transaction in fewer than 5 days will be made on a case-by-case basis as determined in the discretion of the Compliance Department.

                  (ii) EXECUTION OF TRADES: All purchase and sale transactions in JB Funds must be made through Julius Baer.

                          JULIUS BAER - CODE OF ETHICS

         (4)      RECORDKEEPING AND REPORTING.

                  (i) QUARTERLY REPORT (JB FUNDS): Advisory Persons must report on their quarterly holdings report all transactions in JB Funds (other than those in automatic purchase and redemption programs). Advisory Persons must submit with such reports the
                  (1) trade confirmations evidencing the purchase or sale in the JB Funds and (2) written approval received from the Compliance Department that authorized the transaction.

                  (ii) ANNUAL CERTIFICATION (THIRD-PARTY FUNDS): Advisory Persons must separately certify on an annual basis that they
                  (1) are complying with all the terms and conditions of the prospectus or other offering documents of any Third-Party Fund in which they hold a beneficial interest and (2) do not have in place any arrangement or understanding (whether written or oral) with such Third-Party Fund that permits the Advisory Person to "market time" in the Fund.

                  (iii) INITIAL HOLDINGS REPORT (JB FUNDS AND THIRD-PARTY FUNDS): Within three (3) months of the date of this revised Code of Ethics, or within ten (10) days of becoming an Advisory Person, all Advisory Persons must submit to the Compliance Department a list of all JB Funds and Third-Party Funds in which they hold direct or indirect beneficial ownership. Such report shall include the title and principal amount of each JB Fund or Third-Party Fund.

                          JULIUS BAER - CODE OF ETHICS


                                  ATTACHMENT A
                                  ------------


The term "beneficial ownership" as used in the attached Code of Ethics (the "Code") is to be interpreted by reference to Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 (the "Rule"), except that the determination of direct or indirect beneficial ownership for purposes of the Code must be made with respect to all securities that a Covered Person has or acquires. Under the Rule, a person is generally deemed to have beneficial ownership of securities if the person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the securities.

The term "pecuniary interest" in particular securities is generally defined in the Rule to mean the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the securities. A person is deemed to have an "indirect pecuniary interest" within the meaning of the Rule in any securities held by members of the person's immediate family sharing the same household, the term "immediate family" including any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, as well as adoptive relationships.

Under the Rule, an indirect pecuniary interest also includes, among other things: a general partner's proportionate interest in the portfolio securities held by a general or limited partnership; a person's right to dividends that is separated or separable from the underlying securities; a person's interest in certain trusts; and a person's right to acquire equity securities through the exercise or conversion of any derivative security, whether or not presently exercisable, the term "derivative security" being generally defined as any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege at a price related to an equity security, or similar securities with, a value derived from the value of an equity security.

For purposes of the Rule, a person who is a shareholder of a corporation or similar entity is NOT deemed to have a pecuniary interest in portfolio securities held by the corporation or entity, so long as the shareholder is not a controlling shareholder of the corporation or the entity and does not have or share investment control over the corporation's or the entity's portfolio. The term "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

                          JULIUS BAER - CODE OF ETHICS


                                  ATTACHMENT B
                                  ------------



                 REQUEST FOR PRIOR APPROVAL OF PERSONAL SECURITY
                                RECOMMENDATION OR
                                  TRANSACTIONS

          Request to:  buy ____   sell ____
                       name of issuer/security: ____________________________
                       type of security (e.g., equity, bond, option, future):

                       amount of security/number of shares: ______________ price: _________________________________
                       for my own account: ____________________
                       for an account in which I have a beneficial interest (describe):_____________________________
                       for both of the above:__________________
                       proposed transaction date: ________________________
                       broker/dealer/bank through whom transaction to be effected:

          (1)          I learned about this security in the following manner:
                       _________________

          (2) I do ___ do not ___ serve as a director or have any relatives serving as a director or officer of the issuer. If so, please DISCUSS:

          (3) Set forth below are any facts which may be relevant to a conflict of interest analysis of which I am aware, including the existence of any substantial economic relationship between my transaction(s) and securities held or to be required by a client:

I have read and understand the Code of Ethics of Bank Julius Baer & Co., Ltd., New York Branch, Julius Baer Securities Inc., Julius Baer Investment Management LLC and certain registered investment companies and recognize that the proposed transaction is subject thereto. I further understand that any prior written authorization obtained shall be valid for a period not to exceed 48 hours.

*As Portfolio Manager for the European Warrant Fund ("EWF") I certify that this transaction is permissible in terms of its proximity to EWF transactions and holdings.

Date: __________    Signature: ___________________ Print Name: _________________

Instructions: PREPARE AND FORWARD TO THE RELEVANT DESIGNATED SUPERVISORY PERSON, WHO WILL INFORM YO WHETHER THE TRANSACTION IS APPROVED OR DISAPPROVED.

The proposed (purchase)(sale)(recommendation)described above is approved (disapproved).

Name: _______________  Title: ___________________   Date/Time: _________________
*Only applicable to EWF Portfolio Managers

                          JULIUS BAER - CODE OF ETHICS


ANNUAL CERTIFICATION
--------------------

         All Covered Persons shall certify annually to the Chief Compliance Officer in New York that they have read and understand this Code of Ethics and recognize that they are subject thereto. Further, Covered Persons shall certify annually to the Chief Compliance Officer in New York that during the prior year they have complied with the requirements of this Code of Ethics and that they have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of this Code during the prior year. A form of this certification is appended as Attachment D.


REPORTING
---------

         Every Covered Person must submit reports (forms of which is appended as Attachment C) containing the information set forth below with respect to EACH transaction by which the Covered Person has, or by reason of such transaction, acquires, ANY direct or indirect beneficial ownership of a security, PROVIDED, HOWEVER, that:

         (A) a Covered Person shall not be required to make a report with respect to any transaction effected for any account over which such person does not have any direct or indirect influence or control;

         (B) Outside Directors shall be required to report a transaction only if such person, at the time of that transaction, knew, or in the ordinary course of fulfilling his official duties as a director or trustee of such company should have known, that during the 15-day period immediately preceding or after the date of the transaction by such person, the security such person purchased or sold is or was purchased or sold by such company or was being considered for purchase or sale by such company or its investment adviser(s); and

         (C) a Covered Person need not make a quarterly report where the report would duplicate information recorded pursuant to Rules 204-2(a)(12) or 204-2(a)(13) under the Investment Advisers Act of 1940.

         (i) Initial Holdings Reports. No later than 10 calendar days after the person becomes a Covered Person, the following information must be provided to the Chief Compliance Officer:

                  (1) The title, number of shares and principal amount of each Covered Security in which the Covered Person had any direct or indirect beneficial ownership when the person became a Covered Person.

                  (2) The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Covered Person as of the date the person became a Covered Person; and

                  (3)      The date that the report is submitted by the Covered
                           Person.

         (ii) Quarterly Transaction Report. A Covered Person must submit this report required herein to the relevant Designated Supervisory Person no later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected. A report must contain the following information:

                           (1) The date of the transaction, the title and the number of shares, and the principal amount of each security involved;

                           (2) The nature of the transaction (i.e., purchase, sale or other acquisition or disposition including, without limitation, the receipt or giving of any gift);

                           (3)      The price at which the transaction was
                                    effected;

                          JULIUS BAER - CODE OF ETHICS

                           (4) The name of the broker, dealer or bank with or through whom the transaction was effected; and

                           (5)      Any facts potentially relevant to a
                                    conflicts of interest analysis of which the Covered Person is aware, including the existence of any substantial economic relationship between the Covered Person's transactions and securities held or to be acquired by a Fund.

                           (6) The date the report is submitted by the Covered Person.

                           (7) With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person;

                                    (a)      The name of the broker, dealer or
                                             bank with whom the Covered Person
                                             established the account:

                                    (b)      The date the account was
                                             established; and

                                    (c)      The date that the report is
                                             submitted by the Covered Person.

                           (8) Quarterly reports are not required of employees with accounts at designated brokerage firms.

                  (iii) Annual Holdings Reports. Annually, the following information (which information must be current as of a date no more than 30 calendar days before the report is submitted):

                           (1) The title, number of shares and principal amount of each Security in which the Covered Person had any direct or indirect beneficial ownership;

                           (2) The name of any broker, dealer or bank with whom the Covered Person maintains an account in which any securities are held for the direct or indirect benefit of the Covered Person; and

                           (3) The date that the report is submitted by the Covered Person.

         Any report submitted to comply with the requirements of this Section may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the security to which the report relates.

         A Covered Person will be deemed to have complied with the requirements of this Section by having duplicate monthly brokerage statements on which all transactions required to be reported are described sent on a timely basis to the Chief Compliance Officer.

                          JULIUS BAER - CODE OF ETHICS

                                  ATTACHMENT C
                                  ------------


INITIAL HOLDINGS REPORT


Report Submitted by: ___________________________________________________________
                                          Print Your Name


The following table supplies the information required by the "Reporting" section of the Code of Ethics for the period specified below:

                                                                                NAME OF THE
                                                                                BROKER/DEALER WITH OR
                                                                                THROUGH WHOM THE          NATURE OF OWNERSHIP
 SECURITIES                                           PRICE PER SHARE OR        TRANSACTION WAS           OF SECURITIES
 (NAME & SYMBOL)            QUANTITY OF SECURITIES    OTHER UNIT                EFFECTED



THIS REPORT MUST BE SUBMITTED TO THE APPROPRIATE COMPLIANCE OFFICER WITHIN 10 DAYS OF BECOMING A COVERED PERSON IN WHICH ANY REPORTED TRANSACTION WAS EFFECTED.

TO THE EXTENT SPECIFIED ABOVE, I HEREBY DISCLAIM BENEFICIAL OWNERSHIP OF ANY SECURITY LISTED IN THIS REPORT OR IN BROKERAGE STATEMENTS OR TRANSACTION CONFIRMATIONS PROVIDED BY YOU.

I CERTIFY THAT I AM FULLY FAMILIAR WITH THE CODE OF ETHICS AND THAT TO THE BEST OF MY KNOWLEDGE THE INFORMATION FURNISHED IN THIS REPORT IS TRUE AND CORRECT FOR THE PERIOD ENDING ____________, 200__.



Date: _________________________

                                          Signature: ___________________________

                                          Print Name: __________________________

                                          Position: ____________________________

                          JULIUS BAER - CODE OF ETHICS

                                  ATTACHMENT C
                                  ------------


REPORT OF QUARTERLY SECURITIES TRANSACTIONS

Report Submitted by: ___________________________________________________________
                                          Print Your Name

On the dates indicated, the following transactions were effected in securities of which I participated or acquired a direct or indirect "beneficial ownership" interest and which are required to be reported pursuant to the Code of Ethics of Bank Julius Baer & Co., Ltd., New York Branch, Julius Baer Securities Inc., Julius Baer Investment Management LLC and/or the applicable Funds.

                                                                          NATURE OF
                     TITLE &                           DOLLAR             TRANSACTION      BY WHOM
 DATE OF             PRINCIPAL            NUMBER       AMOUNT             (PURCHASE,       TRANSACTION        BROKER
 TRANS-              AMOUNT OF            OF           OF                 SALE, GIFT,)     WAS EFFECTED       DEALER/
 ACTION              EACH                 SHARES       TRANSACTION        AND OTHER                           BANK
                     SECURITY







Any facts which may be relevant to a conflict of interest analysis of which I am aware, including the existence of any substantial economic relationship between my transaction(s) and securities held or to be required by a Fund:


________________________________________________________________________________

This report (I) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

THIS REPORT MUST BE SUBMITTED TO THE APPROPRIATE COMPLIANCE OFFICER WITHIN 10 DAYS AFTER THE END OF THE CALENDAR QUARTER IN WHICH ANY REPORTED TRANSACTION WAS EFFECTED.

Date: _____________________

                                           Signature:___________________________

                                           Print Name:__________________________

                                           Position: ___________________________

                          JULIUS BAER - CODE OF ETHICS


                                  ATTACHMENT C
                                  ------------


ANNUAL HOLDINGS REPORT

Report Submitted by: ___________________________________________________________
                                            Print Your Name


The following table supplies the information required by the "Reporting" section of the Code of Ethics for the period specified below:

                                                                                NAME OF THE
                                                                                BROKER/DEALER
                                                                                WITH OR THROUGH WHOM      NATURE OF
 SECURITIES                                            PRICE PER                THE TRANSACTION           OWNERSHIP
 (NAME &                    QUANTITY                   SHARE OR                 WAS EFFECTED              OF SECURITIES
 SYMBOL)                    OF                         OTHER UNIT
                            SECURITIES





THIS REPORT MUST BE SUBMITTED TO THE APPROPRIATE COMPLIANCE OFFICER WITHIN 30 DAYS AFTER THE END OF THE CALENDAR YEAR IN WHICH ANY REPORTED TRANSACTION WAS EFFECTED.

TO THE EXTENT SPECIFIED ABOVE, I HEREBY DISCLAIM BENEFICIAL OWNERSHIP OF ANY SECURITY LISTED IN THIS REPORT OR IN BROKERAGE STATEMENTS OR TRANSACTION CONFIRMATIONS PROVIDED BY YOU.

I CERTIFY THAT I AM FULLY FAMILIAR WITH THE CODE OF ETHICS AND THAT TO THE BEST OF MY KNOWLEDGE THE INFORMATION FURNISHED IN THIS REPORT IS TRUE AND CORRECT FOR THE PERIOD ENDING DECEMBER 31, 200__.


Date: _______________________

                                      Signature:_______________________________

                                      Print Name: _____________________________

                                      Position: _______________________________

                          JULIUS BAER - CODE OF ETHICS

                                   "SANCTIONS"
                                   -----------

         Upon discovering that a Covered Person has not complied with the requirements of the Code, the board of directors or trustees, as the case may be, of BJB, JBS, JBIM or the relevant Fund, as most appropriate under the circumstances, may impose on that person whatever sanctions the board deems appropriate, including, among other things, censure, suspension or termination of employment.

         Material violations of the requirements of this Code by employees of BJB, JBS or JBIM and the sanctions imposed in connection therewith insofar as they relate to a Fund shall be reported not less frequently than quarterly to the board of directors/trustees of the relevant Fund. A material violation is one which results in a compensation adjustment exceeding $10,000, suspension or termination of employment.


                   "REVIEW BY THE BOARD OF DIRECTORS/TRUSTEES"
                   -------------------------------------------

         Management of each Fund that adopts this Code of Ethics shall prepare an annual report to the board of directors/trustees of each such Fund that:

         o summarizes existing procedures concerning personal investing and any changes in the procedures made during the past year;

         o identifies any violations relating to the relevant Fund requiring significant remedial action during the past year not previously reported to the board; and

         o identifies any recommended changes in existing restrictions or procedures based upon each Fund's experience under this Code of Ethics, evolving industry practices or developments in applicable laws or regulations.

         o certifies that it has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.


                                "CONFIDENTIALITY"
                                -----------------

         All information obtained from any Covered Person or any affiliate of such Covered Person hereunder shall be kept in strict confidence, except that reports of securities transactions hereunder will be made available to the Securities and Exchange Commission or any other regulatory or self-regulatory organization to the extent required by law or regulation.


                  "OTHER LAWS, RULES AND STATEMENTS OF POLICY"
                  --------------------------------------------

         Nothing contained in this Code shall be interpreted as relieving any Covered Person or any affiliate of such Covered Person from acting in accordance with the provision of any applicable law, rule or regulation or any other statement of policy or procedure governing the conduct of such person adopted by any such Covered Person or its affiliates.


                              "FURTHER INFORMATION"
                              ---------------------

         If any person has any question with regard to the applicability of the provisions of this Code generally or with regard to any securities transaction or transactions, he should consult the relevant Designated Supervisory Person.

                          JULIUS BAER - CODE OF ETHICS

                        "DESIGNATED SUPERVISORY PERSONS"
                        --------------------------------

As of the date hereof, the Designated Supervisory Persons are the following individuals:

o If the Covered Person is an officer, trustee, director or employee of a Fund, the Designated Supervisory Person is the Chief Financial Officer of the relevant Fund.

o If the Covered Person is an officer or employee of BJB-NY, the Designated Supervisory Person is the General Manager of BJB-NY.

o If the Covered Person is a director, officer or employee of JBS, the Designated Supervisory Person is the Managing Director of JBS.

o If the Covered Person is a director, officer or employee of JBIM, the Designated Supervisory Person is the Head of Private Banking at BJB-NY.

o If the Covered Person is a non-U.S. resident, the Designated Supervisory Person is the Local Compliance Officer of the Baer Group.

o If there is an overlap, the Local Compliance Officer will designate the appropriate Designated Supervisory Person.

                          JULIUS BAER - CODE OF ETHICS

                                    CHAPTER 4

                              EMPLOYEE ATTESTATION
                              --------------------

ATTACHMENT D
------------

I HEREBY CERTIFY THAT:


1. I have read and I understand the Code of Ethics adopted by Bank Julius Baer & Co. Ltd., Julius Baer Securities Inc., Julius Baer Investment Management LLC and certain registered investment companies (the "Code of Ethics");

2.       I recognize that I am subject to the Code of Ethics;

3. I have complied with the requirements of the Code of Ethics during the calendar year ending December 31, 200_; and

4. I have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code during the calendar year ending December 31, 200_.

         Set forth below exceptions to items (3) and (4), if any:




Print Name:       ___________________

Signature:        ___________________

Date:             ___________________

                          JULIUS BAER - CODE OF ETHICS

                                    CHAPTER 5

                                  ATTACHMENT E
                                  ------------

REPORT OF BUSINESS EXPENSES PAID BY OTHER FIRMS AND GIFTS AND FAVORS


CONFIDENTIAL

FOR THE MONTH OF ______________, 200___              NAME ______________
OFFICE


I am reporting the following gifts or favors received:

          GIFT OR FAVOR                                           PURPOSE
 DATE     (PLEASE BE       APPROX.    HOST &     OTHER BJB        (BOTH
          SPECIFIC)        VALUE      FIRM        GUESTS          PROFESSIONAL
                                                                  AND
                                                                  SOCIAL)











Signature:  _________________________________
INSTRUCTIONS: COMPLETE AND FORWARD TO THE APPROPRIATE JULIUS BAER COMPLIANCE OFFICER